UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On November 16, 2012, Powerwave Technologies, Inc. (the “Company”) filed its definitive proxy statement on Schedule 14A (“Proxy Statement”) in connection with its annual meeting of shareholders scheduled for December 17, 2012. In the Proxy Statement, the Company disclosed that during fiscal year 2011, each director attended all meetings of the Board of Directors (“Board”) and all meetings of the committees on which they served, with the exception of Richard Burns who attended 71% of the meetings of the Board during the period he served on the Board in fiscal 2011. The Company wishes to supplement this disclosure to clarify that Richard Burns attended 76% of Board and Board committee meetings, in the aggregate, held during the period in which he served as a director in fiscal 2011. During the period in which Mr. Burns served on the Board in fiscal year 2011, Mr. Burns attended 5 of the 7 Board Meetings, 3 of the 3 meetings of the nominating and corporate governance committee and 2 of the 3 meetings of the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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